UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2026

Battalion Oil Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

820 Gessner Road Suite 1100 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	BATL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01	Entry into a Material Definitive Agreement

On March 3, 2026, Battalion Oil Corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional investor (the “Purchaser”). Pursuant to the Securities Purchase Agreement, the Company agreed to sell and the Purchaser agreed to purchase from the Company, in a private placement offering, 1,800,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a purchase price of $5.50 per Share and pre-funded warrants to purchase up to 927,273 shares of Common Stock (the “Pre-funded Warrants”) at a purchase price of $5.4999 per Pre-funded Warrant share, for aggregate gross proceeds of $15.0 million. The Pre-funded Warrants have an exercise price of $0.0001 per share. The offering closed on March 4, 2026, on satisfaction of customary closing conditions.

The Pre-funded Warrants are exercisable immediately upon issuance and shall expire on March 4, 2033. The Pre-funded Warrants may not be exercised to the extent such exercise would cause the holder to beneficially own more than 9.99% of the Company’s issued and outstanding Common Stock.

The Securities Purchase Agreement has customary representations, warranties, covenants and closing conditions for a transaction of this nature. Pursuant to the Securities Purchase Agreement, for a period commencing upon the signing of the Securities Purchase Agreement, until 30 days after the effective date of the Registration Statement (as defined below), neither the Company nor any of its subsidiaries shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents, or (ii) file any registration statement or any amendment or supplement thereto. The restrictions are subject to certain exceptions as described in the Securities Purchase Agreement. Further, for a period of 30 days following the effective date of the Registration Statement, the Company is also prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction, as defined in the Securities Purchase Agreement.

In connection with the Securities Purchase Agreement, on March 3, 2026, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchaser. Pursuant to the Registration Rights Agreement, the Company will be required to file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale the Shares and the shares of Common Stock underlying the Pre-funded Warrants within 20 calendar days of the date of such agreement and use its reasonable best efforts to cause the registration statement to become effective within 45 calendar days of the date of the Registration Rights Agreement (or 75 days in the event of a “full review” by the SEC). The Registration Rights Agreement also contains indemnification provisions and other provisions customary for an agreement of this type and provides for liquidated damages to the Purchaser in the event the Company fails to comply with certain of its obligations thereunder. The Company is required to keep the registration statement effective until all of the shares registered thereunder have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) or are saleable without restriction under Rule 144.

The Shares and Pre-funded Warrants (and the shares of Common Stock underlying the Pre-funded Warrants) were not registered under the Securities Act, and were offered pursuant to an exemption from the registration requirements of the Securities Act provided under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act as a transaction not involving a public offering.

The foregoing description of the Securities Purchase Agreement, Pre-funded Warrants and Registration Rights Agreement do not purport to be complete and is qualified in its entirety by the terms and conditions of such documents, copies of which are filed as exhibits hereto and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. On March 3, 2026, in connection with the private placement offering, the Company entered into a Placement Agency Agreement with Roth Capital Partners, LLC (the “Placement Agent”). The Company will pay the Placement Agent an aggregate cash fee equal to 6.0% of the gross proceeds of the private placement offering and agreed to reimburse the Placement Agent for all reasonable out-of-pocket expenses, not exceeding $75,000 in aggregate.

Item 7.01	Regulation FD Disclosure

On March 3, 2026, the Company issued a press release to announce the private placement offering described above in Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits. The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant
10.1	Securities Purchase Agreement, dated March 3, 2026
10.2	Registration Rights Agreement, dated March 3, 2026
99.1	Press Release issued March 3, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATTALION OIL CORPORATION

March 9, 2026	By:	/s/ Matthew B. Steele
	Name:	Matthew B. Steele
	Title:	Chief Executive Officer

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